                                                                    Exhibit 19.1



       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF NOVEMBER 30, 2000

AGGREGATE RECEIVABLES BALANCE           NUMBER OF ACCTS            PERCENT OF                      AGGREGATE           PERCENT OF
                                                                    NUMBER OF                    RECEIVABLES            AGGREGATE
                                                                        ACCTS                        BALANCE          RECEIVABLES
                                                                                                                          BALANCE
 1.         5,000  or less                       17,236                62.97%                 $29,399,902.60                5.16%

 2.         5,000 -      10,000                   3,614                13.20%                 $25,599,836.89                4.49%

 3.        10,000 -      25,000                   3,266                11.93%                 $51,410,729.50                9.03%

 4.        25,000 -      50,000                   1,458                 5.33%                 $51,125,476.17                8.98%

 5.        50,000 -      75,000                     592                 2.16%                 $36,123,161.82                6.34%

 6.        75,000 -     100,000                     303                 1.11%                 $26,148,596.17                4.59%

 7.       100,000 -     250,000                     553                 2.02%                 $83,684,204.44               14.69%

 8.       250,000 -     500,000                     196                 0.72%                 $67,523,943.49               11.85%

 9.       500,000 -   1,000,000                      93                 0.34%                 $65,208,340.62               11.45%

10.     1,000,000 -   5,000,000                      57                 0.21%                $104,389,314.38               18.33%

11.              Over 5,000,000                       4                 0.01%                 $28,979,564.70                5.09%


Total:                                           27,372                                      $569,593,070.78 (1)

(1)  Includes $254,326.68 of loan commitments

            AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT
                          TERM - IDENTIFIED PORTFOLIO
                             AS OF NOVEMBER 30, 2000


REMAINING INSTALLMENT TERM      NUMBER OF ACCTS                PERCENT                      AGGREGATE             PERCENT OF
                                                          OF NUMBER OF                    RECEIVABLES              AGGREGATE
                                                                 ACCTS                        BALANCE            RECEIVABLES
                                                                                                                     BALANCE
03 Months or Less                        11,345                 41.45%                 $77,960,012.33                 13.69%


04 to 06 Months                           9,302                 33.98%                $185,635,135.43                 32.59%


07 to 09 Months                           6,389                 23.34%                $222,410,481.73                 39.05%


10 to 12 Months                             194                  0.71%                 $55,238,304.23                  9.70%


13 to 18 Months                              90                  0.33%                 $14,623,439.02                  2.57%


More than 18 Months                          52                  0.19%                 $13,725,698.04                  2.41%



Total:                                   27,372                                       $569,593,070.78 (1)



(1)  Includes $254,326.68 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF NOVEMBER 30, 2000

           STATES                                AGGREGATE RECEIVABLES BALANCE                PERCENTAGE OF AGGREGATE
                                                                                                  RECEIVABLES BALANCE
CALIFORNIA                                                     $129,553,282.96                                 22.74%
TEXAS                                                           $67,855,155.24                                 11.91%
NEW YORK                                                        $45,274,638.79                                  7.95%
FLORIDA                                                         $30,274,676.85                                  5.32%
PENNSYLVANIA                                                    $28,787,555.12                                  5.05%
ILLINOIS                                                        $23,840,051.98                                  4.19%
OHIO                                                            $22,239,718.24                                  3.90%
NEW JERSEY                                                      $18,449,184.73                                  3.24%
LOUISIANA                                                       $14,970,737.99                                  2.63%
GEORGIA                                                         $13,545,098.49                                  2.38%
WASHINGTON                                                      $13,374,307.42                                  2.35%
MICHIGAN                                                        $12,154,598.42                                  2.13%
MASSACHUSETTS                                                   $11,692,694.31                                  2.05%
TENNESSEE                                                       $10,307,949.02                                  1.81%
VIRGINIA                                                         $8,926,628.20                                  1.57%
COLORADO                                                         $8,684,001.97                                  1.52%
CONNECTICUT                                                      $7,086,948.43                                  1.24%
KANSAS                                                           $6,835,868.30                                  1.20%
OREGON                                                           $6,605,352.79                                  1.16%
ALASKA                                                           $6,564,146.33                                  1.15%
MISSOURI                                                         $5,841,716.15                                  1.03%
MISSISSIPPI                                                      $5,840,728.40                                  1.03%
KENTUCKY                                                         $5,379,589.99                                  0.94%
ALABAMA                                                          $5,151,190.80                                  0.90%
ARIZONA                                                          $4,950,779.47                                  0.87%
WEST VIRGINIA                                                    $4,655,559.50                                  0.82%
OKLAHOMA                                                         $4,512,508.92                                  0.79%
INDIANA                                                          $4,499,383.80                                  0.79%
NEVADA                                                           $4,476,610.70                                  0.79%
MARYLAND                                                         $4,409,186.40                                  0.77%
IDAHO                                                            $4,391,221.18                                  0.77%
NORTH CAROLINA                                                   $4,336,297.22                                  0.76%
MINNESOTA                                                        $2,933,008.29                                  0.51%
ARKANSAS                                                         $2,758,678.66                                  0.48%
WISCONSIN                                                        $2,695,259.22                                  0.47%
SOUTH CAROLINA                                                   $2,504,422.89                                  0.44%
UTAH                                                             $2,398,829.70                                  0.42%
HAWAII                                                           $2,319,590.63                                  0.41%
NEW HAMPSHIRE                                                    $2,299,194.56                                  0.40%
NEBRASKA                                                         $1,678,978.48                                  0.29%
DISTRICT OF COLUMBIA                                             $1,110,880.87                                  0.20%
MAINE                                                            $1,036,407.82                                  0.18%
IOWA                                                             $1,015,520.73                                  0.18%
MONTANA                                                            $616,857.71                                  0.11%
RHODE ISLAND                                                       $333,343.08                                  0.06%
WYOMING                                                            $312,953.36                                  0.05%
SOUTH DAKOTA                                                       $104,677.70                                  0.02%
NORTH DAKOTA                                                         $3,941.40                                  0.00%
NEW MEXICO                                                           $3,157.57                                  0.00%
DELAWARE                                                                     -                                     -
VERMONT                                                                      -                                     -

 Total:                                                       $569,593,070.78  (1)                            100.00%


(1)  Includes $254,326.68 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                                            ELEVEN MONTHS
                                                          ENDED NOVEMBER 30,                    YEAR ENDED DECEMBER 31,
                                                       2000               1999             1999           1998          1997
                                                       ----               ----             ----           ----          ----
Average Outstanding Principal Balance (2)            $533,123           $528,096         $527,470       $536,913      $562,229
Gross Charge-Offs                                       1,758              2,480            2,756          3,010         1,002
Recoveries                                                727              1,071            1,185            804           102
Net Charge-Offs                                         1,031              1,409            1,571          2,206           900
Net Charge Offs as a Percentage of Average              0.21% (3)          0.29% (3)        0.30%          0.41%         0.16%
Aggregate Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)   Based on the average beginning of the month balances.

(3)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                            AT NOVEMBER 30,                          AT DECEMBER 31,
                                           2000        1999                    1999        1998        1997
                                           ----        ----                    ----        ----        ----
Number of days a loan  remains
overdue after cancellation of the
related insurance policy.
31-89 days                                 0.77%       0.76%                   0.95%       1.25%       1.17%
90-270 days                                0.64%       0.61%                   0.69%       0.91%       0.93%
Over 270 days (1)                          0.00%       0.00%                   0.00%       0.00%       0.00%
                                           -----       -----                   -----       -----       -----
Total                                      1.41%       1.37%                   1.64%       2.16%       2.10%
                                           =====       =====                   =====       =====       =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                           ELEVEN MONTHS
                                                        ENDED NOVEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                      2000               1999               1999         1998         1997
                                                      ----               ----               ----         ----         ----
Average Month Principal Balance (1)                 $533,123          $528,096           $527,470     $536,913     $562,229

Interest & Fee Income                                 52,992            49,588             53,879       60,676       63,462

Average Revenue Yield on Outstanding                   10.84% (3)        10.24% (3)         10.21%       11.30%       11.29%
Principal Balance Receivables (2)

(1)  Based on the average beginning of the month balances.

(2)  Line 2 divided by line 1.

(3)  Calculated on an annualized basis.